701 N Green Valley Pkwy, Suite 200, Henderson, NV 89074 702-990-3387/ fax 702-990-3301

From The Desk Of:
Stanley L. Teeple, Secretary
stanteeple@msn.com

SCHEDULE 3.1(i)

TO

RESTRICTED EQUITY PURCHASE AGREEMENT

Default Agreements or Notes by the Company as of June 10, 2007 not including accounts payable in the normal course of business:

Dannic Energy, Inc.	Drilling obligation	$481,823.67
Epicenter Oil & Gas	Leasing fees	$107,061.30
Hub Energy, LLC	Drilling admin fees	$90,000.00
Leo Moore	Note Payable	$240,000.00
Jerry Moore	Note Payable	$110,000.00
Mid East Oil Company	Drilling obligation	$1,095,683.74
Morgantown Excavators	Drilling obligations	$10,000.00
P&J Resources, Inc.	Drilling Obligations	$107,500.00
Tapo Energy LLC	Drilling Obligations	$746,598.11